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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-76399) pertaining to: the Accredo Health, Inc. and its Subsidiaries Stock Option and Restricted Stock Purchase Plan, as amended and restated; the Accredo Health, Incorporated 1999 Employee Stock Purchase Plan; and the Accredo Health, Incorporated Long-Term Incentive Plan, of our report dated August 7, 2001, with respect to the consolidated financial statements and schedule, as amended, included in this Form 10-K/A of Accredo Health, Incorporated.



                                       /s/ Ernst & Young LLP

Memphis, Tennessee
May 9, 2002